November 28, 2025

Flora Growth Corp.

3230 W. Commercial Boulevard,

Suite 180

Fort Lauderdale, Florida 33309

Dear Sirs/Mesdames:

RE: FLORA GROWTH CORP. (THE "CORPORATION")

We have acted as local counsel in the Province of Ontario to the Corporation in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, of a registration statement on Form S-1 (the "Registration Statement") for the registration of the resale from time to time of up to 6,300,000 common shares of the Corporation (the "Offered Shares"), that the Corporation may issue and sell to the selling shareholder named in the Registration Statement (the "Selling Shareholder"), from time to time in accordance with the terms of that certain share purchase agreement, dated as of November 28, 2025 by and between the Corporation and the Selling Shareholder (the "ELOC Agreement"), establishing an equity line of credit (the "ELOC").

Examinations

For the purposes of this opinion, we have examined and relied upon, among other things, the following:

(a) the Registration Statement;

(b) an executed copy of the ELOC Agreement;

(c) a certificate dated November 28, 2025 of the Chief Financial Officer of the Corporation with respect to certain factual matters and certifying the constating documents of the Corporation and resolutions passed by the directors of the Corporation, authorizing, among other things, the Offering (the "Officer's Certificate"); and

(d) a certificate of status dated November 28, 2025 issued by the Ministry of Government and Consumer Services (Ontario) in respect of the Corporation (the "Certificate of Status", together with the Officer's Certificate, ELOC Agreement and Registration Statement, the "Documents").

We have examined originals or copies of the articles and by-laws, as amended, of the Corporation and of such corporate records of the Corporation as we have deemed relevant or necessary as a basis for the opinions expressed herein

In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified or true copies.  We have also considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

Other than the review of the documents named above in the course of our representation of the Corporation, we have not undertaken any special or independent investigation to determine the existence of such facts or circumstances, and no inference as to our knowledge of the existence of such facts or circumstances should be drawn merely from our representation of the Corporation in this transaction.

We are qualified to practise law only in the Province of Ontario. Our opinion below is limited to the existing laws of the Province of Ontario and the federal laws of Canada applicable therein as of the date of this opinion and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction. In particular, we express no opinion as to United States federal or state securities laws or any other laws, rule or regulation, federal or state, applicable to the Corporation.

In rendering the opinion below that the Common Shares issuable pursuant to the Registration Statement will be "fully paid and non-assessable", such opinion indicates that the holder of such shares cannot be required to contribute any further amounts to the Corporation by virtue of his, her or its status as holder of such shares, either in order to complete payment for the Common Shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to the adequacy of any consideration received for such Common Shares.

Based on the foregoing and subject to the qualifications stated herein, we are of the opinion that, upon receipt by the Corporation of full payment for the Common Shares issued, those Common Shares will be validly issued as fully paid and non-assessable shares of the Corporation's capital.

We hereby consent to the reference to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is not to be used, circulated, quoted or otherwise relied upon for any other purpose. No opinion is expressed as to the contents of the Registration Statement, other than the opinions expressly set forth herein. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

"Fogler, Rubinoff LLP"